REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM

To the Trustees and Shareholders of Eaton
Vance Insured Municipal Bond Fund II,
Eaton Vance Insured California Municipal
Bond Fund II, Eaton Vance Insured Florida
Municipal Bond Fund, Eaton Vance Insured
Massachusetts Municipal Bond Fund, Eaton
Vance Insured Michigan Municipal Bond
Fund, Eaton Vance Insured New Jersey
Municipal Bond Fund, Eaton Vance Insured
New York Municipal Bond Fund II, Eaton
Vance Insured Ohio Municipal Bond Fund
and Eaton Vance Insured Pennsylvania
Municipal Bond Fund:

In planning and performing our audits of the financial statements of Eaton Vance Insured
Municipal Bond Fund II, Eaton Vance
Insured California Municipal Bond Fund II,
Eaton Vance Insured Florida Municipal
Bond Fund, Eaton Vance Insured
Massachusetts Municipal Bond Fund, Eaton
Vance Insured Michigan Municipal Bond
Fund, Eaton Vance Insured New Jersey
Municipal Bond Fund, Eaton Vance Insured
New York Municipal Bond Fund II, Eaton
Vance Insured Ohio Municipal Bond Fund
and Eaton Vance Insured Pennsylvania
Municipal Bond Fund (collectively, the
"Funds") as of and for the year ended
September 30, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United
States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.



Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company
Accounting Oversight Board (United
States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operations, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2007.

This report is intended solely for the
information and use of management, the
Trustees and Shareholders of the Funds, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 15, 2007